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Exhibit 10.14

MAGELLAN HEALTH SERVICES
Management Bonus Plan
Special Associate Bonus Plan
2003

Purpose

        The purpose of Magellan Health Services' Management Bonus Plan is to reward management employees for achieving specific performance objectives contributing to the overall results of the Company. Magellan also may offer an associate bonus plan, structured to meet specific business needs. Business units with function specific plans, such as sales, and recovery functions, are covered under separate plans.

        Eligible Participants—Management Bonus Plan

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  Must be full time employees not participating in any other incentive program.

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  Must be meeting or exceeding performance standards.

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  Must not have submitted resignation of employment.

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  Must have been hired prior to December 31, 2002 to be eligible to receive 100% of bonus award.

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  Must have been hired between January 1 through March 31, 2003 to be eligible to receive 75% of bonus award.

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  Must have been hired between April 1 through June 30, 2003 to be eligible to receive 50% of the bonus award.

        Eligibility Participants—Special Associate Bonus Plan

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  Must be full time employees not participating in any other incentive program

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  Must have been hired prior to June 30, 2003 to be eligible to receive 100% of the bonus award.

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  Must be meeting or exceeding performance standards.

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  Must not have submitted resignation of employment.

Plan Funding

        The plan is funded based on the company meeting or exceeding its EBITDA* targets.

EBITDA Target	Funding Percentage
$133.8 Million	100%

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  EBITDA is the Company's consolidated net revenues, less salaries, cost of care and other operating expenses (excluding amounts accrued for payments under this plan) plus equity in earnings (or minus equity in losses) of unconsolidated subsidiaries, as reported by the Company.

Additional Funding Considerations

        If the EBITDA target is not met, the funding pool for incentives will be reduced dollar for dollar until the target can be met, or the funding pool is exhausted, whichever comes first. Any funds remaining after the target is met may be used for discretionary incentive payouts, as approved by the Compensation Committee.

        If the EBITDA target is exceeded, the Compensation Committee will have the discretion to increase the incentive funding pool.

        Note: This grid assumes a 75% participation level based on forced ranking.

Payout Formula

        Salary times target % equals 100% of the bonus award. Supervisors may recommend a lower or higher bonus award based on individual performance and achievement of goals.

Grades 37 and Above Target Bonus Percentage Levels

Level in Organization	Target Bonus % of Base Salary
Chairman	60%
Chief Officers	35 to 50%
SVPs & Grades 45 and 46	25 to 35%
Grades 42 to 44	20 to 30%
Grades 39 to 41	15%
Assoc MD, Medical Directors, and Vice President of Medical Services	10%
Grades 37 and 38	8%

Grades 36 and Below Target Bonus Dollar Amounts

Level in Organization	Target Bonus Dollar Amount
Grades 34 to 36	$2,200
Grades 31 to 33	$1,100
Non-Exempt	$550

Determination of Incentive Award

        In order to receive an incentive bonus, individuals must be recommended by their immediate supervisor, based on the achievement of their performance goals. The exact amount of bonus will be determined by the extent to which they met and exceeded their goals. All recommendations for incentive awards will be substantiated by appropriate documentation of performance goals and assessment.

Condition of Payout

        No bonus will be paid to any employee if employment is terminated, whether voluntary or involuntary, prior to the actual payment date. No bonus will be paid to any employee who has submitted his/her resignation.

Payout Approval

        The Compensation Committee of the Board must separately approve any payout for officers of the Company for whom the Compensation Committee must approve salary and/or benefits under the Compensation Committee approval policy. The CEO will approve all other payouts. Actual payments under the Plan are at the sole discretion of the CEO (subject to Compensation Committee approval as set forth above) depending on the financial condition and future prospects of the Company at the time payment is due.

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MAGELLAN HEALTH SERVICES Management Bonus Plan Special Associate Bonus Plan 2003